Exhibit (d)(14)(i)

                               AMENDED SCHEDULE A

                                     TO THE

                AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS

                                               MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND*                              (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                           -----------------------------------------------
                                       Class A   Class B   Class C   Class I   Class Q
                                       -------   -------   -------   -------   -------
ING Convertible Fund                    1.60%     2.25%     2.25%      N/A      1.50%
Initial Term Expires October 1, 2006

ING Fundamental Research Fund           1.25%     2.00%     2.00%     1.00%      N/A
Initial Term Expires October 1, 2007

ING LargeCap Growth Fund                1.45%     2.10%     2.10%     1.10%     1.35%
Initial Term Expires October 1, 2006

ING LargeCap Value Fund                 1.45%     2.20%     2.20%     1.20%      N/A
Initial Term Expires October 1, 2006

ING MidCap Opportunities Fund           1.75%     2.45%     2.45%     1.45%     1.60%
Initial Term Expires October 1, 2006

ING MidCap Value Choice Fund            1.50%     2.25%     2.25%     1.25%      N/A
Initial Term Expires October 1, 2006

ING MidCap Value Fund                   1.75%     2.50%     2.50%     1.50%     1.75%
Initial Term Expires October 1, 2006

ING Opportunistic LargeCap Fund         1.25%     2.00%     2.00%     1.00%      N/A
Initial Term Expires October 1, 2007

ING SmallCap Value Choice Fund          1.50%     2.25%     2.25%     1.25%      N/A
Initial Term Expires October 1, 2006

ING SmallCap Value Fund                 1.75%     2.50%     2.50%     1.50%     1.75%
Initial Term Expires October 1, 2006

                                                                             ---
                                                                              HE

Effective Date: December 28, 2005

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.


                                        2